Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 28, 2004 to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Scudder Flag Investors Communications Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants", "Financial Statements" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2004